Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-31980

SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED OCTOBER 20, 2000 AND PROSPECTUS DATED JANUARY 21, 2000)

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                                    DEPOSITOR

                              BANK OF AMERICA, N.A.
                               SELLER AND SERVICER

                                  $298,351,529
                                  (APPROXIMATE)

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-6
      PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN NOVEMBER 2000

This is a supplement to the Prospectus Supplement dated October 20, 2000 and Prospectus dated January 21, 2000, relating to the Depositor's Mortgage Pass-Through Certificates, Series 2000-6. The definition of "Servicing Fee Rate" in the fifth sentence of the first paragraph under the heading "Servicing Compensation and Payment of Expenses" on page S-26 of the Prospectus Supplement is replaced in its entirety with the following:

The "SERVICING FEE RATE" with respect to each Mortgage Loan will be the per annum rate equal to (i) the related mortgage interest rate less (ii) the sum of 7.750% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan.

                         BANC OF AMERICA SECURITIES LLC

                                October 20, 2000